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                                                                   EXHIBIT 77 C

RESULTS OF MEETING OF SHAREHOLDERS

Columbia Mid Cap Growth Opportunity Fund
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposals are set forth below. A vote is based on total dollar interest in the Fund.

Proposal 1. To elect directors to the Board.

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                                                DOLLARS VOTED       DOLLARS VOTED
                                                    "FOR"             "WITHHOLD"         ABSTENTIONS       BROKER NON-VOTES
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01. Kathleen Blatz                             854,660,689.531      35,697,460.036          0.000                0.000
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02. Edward J. Boudreau, Jr.                    854,484,373.766      35,873,775.800          0.000                0.000
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03. Pamela G. Carlton                          855,062,314.343      35,295,835.224          0.000                0.000
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04. William P. Carmichael                      854,105,326.501      36,252,823.065          0.000                0.000
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05. Patricia M. Flynn                          855,451,103.844      34,907,045.723          0.000                0.000
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06. William A. Hawkins                         854,433,939.121      35,924,210.445          0.000                0.000
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07. R. Glenn Hilliard                          854,342,840.099      36,015,309.468          0.000                0.000
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08. Stephen R. Lewis, Jr.                      855,110,755.691      35,247,393.876          0.000                0.000
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09. John F. Maher                              854,817,637.173      35,540,512.393          0.000                0.000
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10. John J. Nagorniak                          854,530,827.785      35,827,321.782          0.000                0.000
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11. Catherine James Paglia                     854,487,645.973      35,870,503.593          0.000                0.000
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12. Leroy C. Richie                            855,456,127.855      34,902,021.711          0.000                0.000
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13. Anthony M. Santomero                       854,796,295.236      35,561,854.330          0.000                0.000
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14. Minor M. Shaw                              854,462,926.025      35,895,223.541          0.000                0.000
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15. Alison Taunton-Rigby                       855,199,548.685      35,158,600.882          0.000                0.000
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16. William F. Truscott                        855,795,573.453      34,562,576.113          0.000                0.000
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

Proposal 2. To approve a proposed amendment to the Articles of Incorporation or Declaration of Trust.

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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        835,478,052.228                27,206,944.436                 27,673,118.913                     33.990
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

Proposal 3. To approve a proposed Agreement and Plan of Redomiciling.

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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        729,526,041.501                28,770,832.483                 34,816,229.852                 97,245,045.730
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


Proposal 4. To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

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      DOLLARS VOTED "FOR"          DOLLARS VOTED "AGAINST"              ABSTENTIONS                 BROKER NON-VOTES
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        728,829,246.855                32,772,554.222                 31,511,325.419                 97,245,023.070
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